UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2025

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700
Woburn, MA 01801
(Address of principal executive offices, zip code)

(781) 376-5555
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2025, Bridgeline Digital, Inc. (the “Company”) entered into a Securities Redemption Agreement (the “Redemption Agreement”) with Michael Taglich and Claudia Taglich (the “Sellers”), pursuant to which the Company agreed to purchase and redeem from the Sellers: (i) all 350 shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Shares”); (ii) placement agent warrants to purchase an aggregate of 13,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (iii) stock options issued on or before December 31, 2017, to purchase 108 shares of Common Stock (collectively, the “Securities”). The aggregate purchase price for the Securities was $332,500.

The foregoing is only a summary of the material terms of the Redemption Agreement and is qualified in its entirety by reference to the full text of the Redemption Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Securities Redemption Agreement, dated March 5, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: March 11, 2025

	By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer